Exhibit 10.1

AMENDMENT NO. 1 dated as of March 11, 2009 (this “Amendment No. 1”) to the Credit Agreement referred to below among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the “Borrower”), the Required Lenders (as such term is defined in the Credit Agreement), and CIT HEALTHCARE LLC, as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

Reference is hereby made to the Credit and Guaranty Agreement dated as of December 7, 2007 (the “Credit Agreement”) among the Borrower, the banks, financial institutions and other institutional lenders party thereto, the Administrative Agent, and the other agents thereto. Capitalized terms not otherwise defined in this Amendment No. 1 have the same meanings as specified in the Credit Agreement.

The parties hereto agree to amend the Credit Agreement as set forth herein on the terms and conditions set forth herein.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The following definitions in Section 1.01 are amended and restated in their entirety:

“‘Applicable Margin’ means the following percentages per annum: (a) with respect to Loans, 5.50% for Base Rate Loans and 6.50% for LIBOR Loans and (b) with respect to Letters of Credit, 6.50%; provided, that in each case, each percentage specified above in this definition of Applicable Margin shall increase by (x) 0.75% effective as of September 30, 2009 if the Consolidated Senior Leverage Ratio for the four Fiscal Quarters ending on such date is greater than 4.13 : 1.00 and (y) 0.25% effective as of December 31, 2009 if the Consolidated Senior Leverage Ratio for the four Fiscal Quarters ending on such date is greater than 3.62 : 1.00; provided, further, that if the Consolidated Senior Leverage Ratio for the four Fiscal Quarters ending September 30, 2009 is less than or equal to 4.13 : 1.00 and the Consolidated Senior Leverage Ratio for the four Fiscal Quarters ending December 31, 2009 is greater than 3.62 : 1.00, the Applicable Margin shall increase by 1.00% effective as of December 31, 2009. For the avoidance of doubt, the aggregate increases in clauses (x) and (y) in the preceding sentence shall not exceed 1.00%.”

“‘Consolidated EBITDA’ means, for any period for the Consolidated Group on a consolidated basis (without duplication), an amount equal to (a) Consolidated Net Income for such period, minus, (b) to the extent included in calculating Consolidated Net Income, the sum of, without duplication, (i) interest income (whether cash or non-cash) for such period, (ii) income tax credits for such period and (iii) gain from extraordinary or non-recurring items for such period, plus (c) the following to the extent deducted in calculating such Consolidated Net Income, (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Consolidated Group for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) all of the transaction fees, costs and expenses incurred by the Borrower in connection with the Target Acquisition in such period (including without limitation, fees associated with the negotiation and execution of this Agreement and the issuance of the Convertible Notes but exclusive of legal fees) in an aggregate amount not to exceed $20,000,000, (v) the amount of bonuses paid to employees, officers and the executive management team of the Borrower in connection with the Target Acquisition in such period in an aggregate amount not to exceed $1,000,000 (vi) directors’ and officers’ insurance premiums, fees in connection with the filing of notification and report forms under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with the Target Acquisition, accountants’ fees, the bonuses paid to the executive management team of the Target, investment banking fees, legal fees and management transaction fees, in each case incurred by the Target in connection with the Target Acquisition in such period in an aggregate amount not to exceed $5,500,000, (vii) other accounting, consulting, amendment and legal fees, costs and expenses incurred by the Target in such period and not related to the Target Acquisition in an aggregate amount not to exceed $1,700,000, (viii) the net settlement amount paid to the Washington Metropolitan Area Transit Authority in such period in an aggregate amount not to exceed $850,000, (ix) fees, costs and expenses incurred by the Target to Capital Associates, Inc. in such period in an aggregate amount not to exceed $1,558,000, (x) the amount reserved in such period with respect to Community Partnership of Southern Arizona in an amount not to exceed $4,018,000 in respect of losses incurred in 2006 and 2007, (xi) all of the transaction fees, costs and expenses incurred by the Borrower in connection with Amendment No. 1 to this Agreement for such period in an aggregate amount not to exceed $250,000 and any other fees or costs paid to the Administrative Agent or the Lenders during such period, (xii) fees, costs, charges and expenses (including legal fees) incurred in connection with Permitted Acquisitions, Dispositions, equity transactions and any restructuring or reorganization of the Borrower’s operations in such period in an aggregate amount not to exceed $10,000,000 during the term of this Agreement; provided, such fees, costs, charges and expenses in connection with (A) the sale of LogistiCare, Inc. shall not exceed $5,000,000 in the aggregate during the term of this Agreement and (B) Permitted Acquisitions shall not exceed (i) $5,000,000 in the aggregate during the term of this Agreement and (ii) $2,000,000 in the aggregate during any such period, (xiii) severance costs for such period in an aggregate amount not to exceed $3,000,000 during the term of this Agreement, (xiv) losses and expenses incurred during such period in connection with claims for which the Borrower reasonably expects to be indemnified in an aggregate amount not to exceed $500,000, (xv) fees, costs, charges and expenses (including legal fees) incurred in connection with any disputes with dissident shareholders (including in connection with any Section 220 demands, proxy fights or consent solicitations) during such period in an aggregate amount not to exceed $3,000,000 during the term of this Agreement, (xvi) losses, fees, costs, charges and expenses (including legal fees) incurred in connection with the British Columbia, Canada contract dispute and arbitration in such period in an aggregate amount not to exceed Cdn.$3,500,000 during the term of this Agreement, (xvii) recurring non-cash stock compensation expenses incurred in such period, (xviii) the amount of any write-offs or increases in reserves during the Fiscal Quarter ending December 31, 2008 for uncollected accounts receivable in an amount not to exceed the amount previously disclosed to the Agent and the

Lenders and (xix) all other non-recurring non-cash charges (including non-cash stock or equity compensation) in such period for which no cash outlay prior to the Termination Date is foreseeable.”

“‘Consolidated Fixed Charges Coverage Ratio’ means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the four Fiscal Quarters most recently completed on or prior to such date less Capital Expenditures in such period to (b) Consolidated Fixed Charges for such period; provided, that for purposes of calculating the Consolidated Fixed Charges Coverage Ratio for (i) the four Fiscal Quarter period ending March 31, 2009, (A) each component of Capital Expenditures and Consolidated Fixed Charges shall be the respective amount for the Fiscal Quarter ending March 31, 2009 multiplied by four and (B) Consolidated EBITDA shall equal Consolidated EBITDA for the three months ending March 31, 2009 multiplied by four, (ii) the four Fiscal Quarter period ending June 30, 2009, (A) each component of Capital Expenditures and Consolidated Fixed Charges shall be the respective amount for the two Fiscal Quarter period ending June 30, 2009 multiplied by two and (B) Consolidated EBITDA shall equal Consolidated EBITDA for the two Fiscal Quarter period ending June 30, 2009 multiplied by two and (iii) the four Fiscal Quarter period ending September 30, 2009, (A) each component of Capital Expenditures and Consolidated Fixed Charges shall be the respective amount for the three Fiscal Quarter period ending September 30, 2009 multiplied by four-thirds and (B) Consolidated EBITDA shall equal Consolidated EBITDA for the three Fiscal Quarters ending September 30, 2009 multiplied by four-thirds.”

“‘Lender’ means each Person identified as a “Lender” on the signature pages hereto.”

“‘Loan’ means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan and/or a Revolving Loan.”

“‘Note’ or ‘Notes’ means each Term Note and/or each Revolving Note, individually or collectively, as appropriate.”

(b) Section 1.01 is amended by adding the following definitions in the appropriate alphabetical order:

“‘Amendment No. 1 Effective Date’ has the meaning specified in Amendment No. 1 to this Agreement.”

(c) Section 1.01 is amended by deleting the following definitions in their entirety: “Assuming Lender”, “Incremental Term Loan”, “Incremental Term Loan Commitment Date”, “Incremental Term Loan Effective Date”, “Incremental Term Loan Lenders”, “Incremental Term Loan Note”, “Participating Lender” and “Prospective Lender”.

(d) The definition of “Consolidated Senior Leverage Ratio” is amended by: (1) inserting the words “as of such date” after the words “Funded Indebtedness” in the second line thereof and (2) inserting the words “on or” after the word “completed” in the third line thereof.

(e) The definition of “Consolidated Total Leverage Ratio” is amended by inserting the words “on or” after the word “completed” in the third line thereof.

(f) The definition of “Letter of Credit Sublimit” in Section 1.01 is amended by deleting “$40,000,000” in the second line thereof and replacing it with “$30,000,000”.

(g) The definition of “Pro Rata Share” is amended by: (1) deleting the comma at the end of clause (a) therein and replacing it with the word “and”, (2) deleting “, and” at the end of clause (b) therein and replacing it with a period, and (3) deleting clause (c) therein and the proviso that follows it in their entirety.

(h) The last sentence in the definition of “Revolving Commitment” in Section 1.01 is amended and restated in its entirety as follows: “The aggregate amount of the Revolving Commitments as of the Amendment No. 1 Effective Date is $30,000,000.”

(i) Section 2.04(b)(ii) is amended by inserting the following at the end thereof: “; provided, further however, that notwithstanding anything herein to the contrary, any Net Cash Proceeds of any Disposition made with the permission of the Required Lenders shall be used to prepay the Loans as hereinafter provided not later than thirty (30) days after such Disposition in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition.”

(j) Section 2.10(a) is amended by: (1) deleting the comma at the end of clause (i) therein and replacing it with the word “and”, (2) deleting the comma at the end of clause (ii) therein and replacing it with a period, and (3) deleting clause (iii) therein in its entirety.

(k) Section 2.13 is deleted in its entirety.

(l) Section 4.02(e) is deleted in its entirety.

(m) Section 6.01 is amended by (1) deleting the word “and” at the end of clause (a) therein, (2) deleting the period at the end of clause (b) therein and replacing it with “; and” and (3) inserting a new clause (c) therein to read as follows:

“(c) as soon as available, but in any event within thirty (30) days after the end of each calendar month of the Loan Parties and their Subsidiaries, consolidated balance sheets of the Loan Parties and their Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, retained earnings, shareholders’ equity and cash flows for such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding month of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Loan Parties and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.”

(n) Section 6.02 is amended by: (1) inserting “(i)” before the reference to “Sections 6.01(a)” in the second line thereof and (2) inserting the following before the semicolon at the end thereof: “and (ii) Section 6.01(c), a duly completed certificate executed by a Responsible Officer of the Borrower and setting forth the calculation of Consolidated EBITDA for the three month period ending on the last day of the respective month, in form and substance reasonably satisfactory to the Administrative Agent;”.

(o) Section 6.02 is further amended by (1) deleting the word “and” at the end of clause (d) therein, (2) relettering clause “(e)” therein as clause “(f)” and (3) inserting a new clause (e) therein to read as follows:

“(e) not later than the close of business on the last Business Day of (i) the week in which Amendment No. 1 to this Agreement becomes effective and (ii) each week thereafter during the remaining weeks of the Fiscal Year ending December 31, 2009, cash flow projections for the 13-week period beginning with such week in form and substance reasonably satisfactory to the Administrative Agent, with each such cash flow projections delivered after the initial cash flow projections to separately reflect the variations in cash flow projections from the immediately preceding cash flow projections delivered under this clause (e); and”.

(p) Section 6.02 is further amended by deleting “6.01(d) or Section 6.02(e)(i)” in the first and second lines of the paragraph following new clause (f) therein and replacing it with “, 6.01(c) or Section 6.02(d)(i)”.

(q) Section 6.11(b) is amended and restated in its entirety as follows:

“(b) Use the proceeds of the Revolving Loans to (i) pay bona fide expenses, finance working capital, make Capital Expenditures and for other general corporate purposes of the Loan Parties and (ii) consummate Permitted Acquisitions, in each case during the two-week period following the funding date of the applicable Revolving Loan which will not be able to be satisfied from the Loan Parties’ cash on hand on such funding date or from ordinary operating revenues of the Loan Parties. Upon the Administrative Agent’s reasonable request, simultaneously with the funding of any Revolving Loan, the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent that the proceeds of such Revolving Loan will be used in accordance with this

Section 6.11(b).”

(r) Section 6.17 is amended by (1) inserting “(a)” before the word “On” in the first line thereof, (2) deleting the period at the end of the new clause (a) therein and replacing it with “; and” and (3) inserting a new clause (b) to read as follows:

“(b) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders that executed Amendment No. 1 to this Agreement and received a fee in connection therewith as provided therein, a fee in an amount equal to the sum of (i) 0.75% of the aggregate Revolving Commitments of such Lenders (after giving effect to the reduction of the aggregate Revolving Commitments as contemplated by Amendment No. 1 to this Agreement) and (ii) 0.75% of the aggregate principal amount of the Term Loans of such Lenders outstanding on the Amendment No. 1 Effective Date, if either the Consolidated Senior Leverage Ratio for the four Fiscal Quarters ending on (x) September 30, 2009 is greater than 4.13 : 1.00 or, in the event a fee is not payable under clause (x), (y) December 31, 2009 is greater than 3.62 : 1.00. Such fee shall be payable within two Business Days of the delivery of the quarterly or annual financial statements, as applicable, for the period for which the Borrower was not in compliance with the ratios set forth above, but in no event shall such fee be paid later than November 17, 2009 in respect of the fee payable pursuant to clause (x) above or April 2, 2010 in respect of the fee payable pursuant to clause (y) above. For the avoidance of doubt, the aggregate fee payable under this Section 6.17(b) shall not exceed the sum of (i) 0.75% of the aggregate Revolving

Commitments of the Lenders that executed Amendment No. 1 to this Agreement (after giving effect to the reduction of the aggregate Revolving Commitments as contemplated by Amendment No. 1 to this Agreement) and (ii) 0.75% of the aggregate principal amount of the Term Loans of such Lenders outstanding on the Amendment No. 1 Effective Date.”

(s) Section 8.01(a) is amended by deleting the chart therein and replacing it with the following:

“Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
December 31, 2008	5.39 to 1.00
March 31, 2009	6.71 to 1.00
June 30, 2009	7.22 to 1.00
September 30, 2009	6.82 to 1.00
December 31, 2009	6.00 to 1.00
March 31, 2010 through December 31, 2010	4.00 to 1.00
March 31, 2011 through December 31, 2011	3.75 to 1.00
March 31, 2012 through December 31, 2012	3.50 to 1.00
March 31, 2013 through December 31, 2013	3.25 to 1.00	”

(t) Section 8.01(b) is amended by deleting the chart therein and replacing it with the following:

“Four Fiscal Quarters Ending	Maximum Consolidated Senior Leverage Ratio
December 31, 2008	3.81 to 1.00
March 31, 2009	4.79 to 1.00
June 30, 2009	5.19 to 1.00
September 30, 2009	4.86 to 1.00

December 31, 2009	4.26 to 1.00
March 31, 2010 through December 31, 2010	3.00 to 1.00
March 31, 2011 through December 31, 2011	2.50 to 1.00
March 31, 2012 through December 31, 2013	2.25 to 1.00	”

(u) Section 8.01(c) is amended by deleting the chart therein and replacing it with the following:

“Four Fiscal Quarters Ending	Minimum Consolidated Fixed Charge Coverage Ratio
December 31, 2008	1.15 to 1.00
March 31, 2009	1.10 to 1.00
June 30, 2009	1.04 to 1.00
September 30, 2009	1.00 to 1.00
December 31, 2009	1.00 to 1.00
March 31, 2010 through December 31, 2013	1.10 to 1.00	”

(v) Section 8.01 is further amended by inserting a new clause (e) therein to read as follows:

“(e) Minimum Consolidated EBITDA. Permit Consolidated EBITDA for the three months ending on the dates set forth below to be less than the amount set forth below opposite each such date:

Three Months Ending	Minimum Consolidated EBITDA
March 31, 2009	$11,672,000

April 30, 2009	$11,329,000
May 31, 2009	$10,730,000
June 30, 2009	$9,911,000
July 31, 2009	$8,231,000
August 31, 2009	$7,363,000
September 30, 2009	$7,432,000
October 31, 2009	$9,007,000
November 30, 2009	$11,712,000
December 31, 2009	$11,228,000

; provided, however, in connection with the Disposition of any assets which require the consent of the Required Lenders, this Section 8.01(e) shall be modified as agreed to among the Borrower, the Administrative Agent and the Required Lenders.”

(w) Exhibit A to the Credit Agreement is hereby amended by adding the following sentence after the sentence that reads “No Default or Event of Default shall exist, or will result from such proposed [Borrowing]/[conversion]/[continuation].”:

“The Borrower acknowledges that it is in compliance with the financial covenants contained in Section 8.01(a) and (b) of the Credit Agreement on a pro forma basis after giving effect to such Credit Extension, and attached hereto is evidence of such compliance.”

(x) Exhibit B-3 to the Credit Agreement is deleted in its entirety.

SECTION 2. Conditions of Effectiveness. This Amendment No. 1 shall become effective as of the date first above written (the “Amendment No. 1 Effective Date”) if (a) on or before March 11, 2009, the Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrower and the Required Lenders (or, as to any of the Lenders, advice reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 1) and the consent attached hereto executed by each Guarantor; provided, however, upon the occurrence of the Amendment No. 1 Effective Date, each Lender, other than CIT Healthcare LLC, that has delivered an executed copy of this Amendment No. 1 to the Administrative Agent no later than 5:00 p.m. (New York City time) on March 10, 2009, shall be entitled to receive from the Borrower a fee equal to 0.40% of the aggregate amount of the Revolving Commitment of such Lender (after giving effect to the reduction of such Revolving Lender’s Revolving Commitment as contemplated by this Amendment No. 1), in the case of a Revolving Lender, and 0.40% of the outstanding principal amount of the Term Loans of such Lender, in the case of a Term Loan Lender, which fee shall be paid to the Administrative Agent on the Amendment No. 1 Effective Date and will be distributed to the respective Lender as soon as practicable thereafter, (b) all outstanding fees and expenses of the Administrative Agent shall have been paid and (c) the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified):

(i) Certified copies of (A) the resolutions of the Board of Directors of the Borrower approving this Amendment No. 1 and the matters contemplated hereby, (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment No. 1 and the matters contemplated hereby and (C) such charter and organizational documents for the Borrower, including, without limitation, articles of incorporation, bylaws, and any equivalent of the foregoing documents;

(ii) such certificates of incumbency of a Responsible Officer of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of the Responsible Officer of the Borrower authorized to execute this Amendment No. 1; and

(iii) a favorable opinion with respect to this Amendment No. 1 from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower.

SECTION 3. Representations and Warranties of the Borrowers. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 1 Effective Date and after giving effect to this Amendment No. 1, (a) all representations and warranties set forth in the Loan Documents are true and correct in all material respects as if made again on and as of the Amendment No. 1 Effective Date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing and (c) the Credit Agreement (as amended by this Amendment No. 1) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 4. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment No. 1 shall constitute a Loan Document.

SECTION 5. Costs and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment No. 1.

SECTION 6. Release. In further consideration of the Administrative Agent and the Lenders execution of this Amendment No. 1, the Borrower for itself and on behalf of its successors, assigns, Subsidiaries and Affiliates (each, a “Releasing Party”), hereby forever releases the Administrative Agent and the Lender Parties and their successors, assigns, parents, Subsidiaries and Affiliates, and the officers, employees, directors, agents and attorneys of all of the foregoing (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that any Releasing Party may have against the Releasees that arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date hereof, including without limitation with respect to the Obligations, any Collateral, the Credit Agreement and any other Loan Document.

SECTION 7. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, including General Obligations Laws 5-1401 and 5-1402.

SECTION 8. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher McCusker
	Name:	Fletcher McCusker
	Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

CIT HEALTHCARE LLC, as Administrative Agent and Lender

By:	/s/ John Cappellari
	Name:	John Cappellari
	Title:	Vice President

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mathew Buchwald
Name:	Mathew Buchwald
Title:	Vice President

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

SUNTRUST BANK, as Lender

By:	/s/ Mark Kelley
Name:	Mark Kelley
Title:	Managing Director

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

ING CAPITAL LLC, as Lender

By:	/s/ Darren Wells
Name:	Darren Wells
Title:	Managing Director

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

CONSENT

Dated as of March 11, 2009

The undersigned, as Guarantors under the Guaranty (as defined in the Credit Agreement referred to in Amendment No. 1 to the Credit Agreement (the “Amendment”)) and as Grantors under the Security and Pledge Agreement and the Intellectual Property Security Agreement (each as defined in such Credit Agreement) in favor of the Administrative Agent and, for its benefit and the benefit of the Lenders to such Credit Agreement, hereby consent to the Amendment and hereby confirm and agree that (a) notwithstanding the effectiveness of the Amendment, the Guaranty, the Security Agreement and Intellectual Property Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which the undersigned are parties and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (in each case, as defined therein).

[Remainder of page intentionally left blank.]

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

A TO Z IN-HOME TUTORING LLC
ALPHACARE RESOURCES, INC.
CAMELOT CARE CENTERS, INC.
CHILDREN’S BEHAVIORAL HEALTH, INC.
CHOICES GROUP, INC.
DOCKSIDE SERVICES, INC.
DRAWBRIDGES COUNSELING SERVICES, LLC
FAMILY-BASED STRATEGIES, INC.
FAMILY PRESERVATION SERVICES, INC.
FAMILY PRESERVATION SERVICES OF FLORIDA, INC.
FAMILY PRESERVATION SERVICES OF NORTH CAROLINA, INC.
FAMILY PRESERVATION SERVICES OF WASHINGTON D.C., INC.
FAMILY PRESERVATION SERVICES OF WEST VIRGINIA, INC.
HEALTH TRANS, INC.
LOGISTICARE, INC.
MAPLE STAR NEVADA
OASIS COMPREHENSIVE FOSTER CARE LLC
PROVIDENCE COMMUNITY CORRECTIONS, INC.
PROVIDENCE COMMUNITY SERVICES, INC.
PROVIDENCE COMMUNITY SERVICES, LLC
PROVIDENCE MANAGEMENT CORPORATION OF FLORIDA
PROVIDENCE OF ARIZONA, INC.
PROVIDENCE SERVICE CORPORATION OF ALABAMA
PROVIDENCE SERVICE CORPORATION OF DELAWARE
PROVIDENCE SERVICE CORPORATION OF MAINE
PROVIDENCE SERVICE CORPORATION OF NEW JERSEY, INC.
PROVIDENCE SERVICE CORPORATION OF OKLAHOMA
PROVIDENCE SERVICE CORPORATION OF TEXAS
RED TOP TRANSPORTATION, INC.
RIO GRANDE MANAGEMENT COMPANY, L.L.C.
TRANSITIONAL FAMILY SERVICES, INC.
W.D. MANAGEMENT, L.L.C.

BY:	/S/ FLETCHER MCCUSKER
Name: Fletcher McCusker,
Title: Chairman of each of the above named entities

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]

CHARTER LCI CORPORATION PROVADO TECHNOLOGIES, INC.

By:	/S/ JOHN L. SHERMYEN
Name: John L. Shermyen
Title: Manager of each of the above named entities

LOGISTICARE SOLUTIONS, LLC LOGISTICARE SOLUTIONS INDEPENDENT PRACTICE ASSOCIATION, LLC

By:	/s/ John L. Shermyen
Name: John L. Shermyen
Title: Manager of each of the above named entities

[Signature Page to Amendment No. 1 to PRSC Credit Agreement]